Transocean Ltd. Secures $252 Million Contract for Newbuild, Ultra-Deepwater Drillship

STEINHAUSEN, Switzerland— August 26, 2021—Transocean Ltd. (NYSE: RIG) announced today that BOE Exploration & Production LLC (“BOE”) awarded Transocean a $252 million firm contract for its newbuild ultra-deepwater drillship, the Deepwater Atlas, including a mobilization fee of $30 million.  Additionally, the contract provides for a significant performance bonus opportunity based upon agreed operating metrics.

This award results from the final investment decision of BOE and the Shenandoah working interest owners to sanction the previously announced Shenandoah project in the U.S. Gulf of Mexico.

The Shenandoah program comprises two phases. Once delivered from the shipyard, the Deepwater Atlas is expected to commence operations in the third quarter of 2022, initially using dual blowout preventers (“BOP”) rated to 15,000 psi. The initial drilling program is expected to last approximately 255 days and result in approximately $80 million of contract drilling revenue.

Upon completion of the initial drilling program, a 20,000 psi BOP will be installed on the rig, making it Transocean’s second asset with a 20,000 psi-rated well control system. The BOP installation and commissioning is expected to last 45 to 60 days, contributing approximately $17 million of revenue. Following the 20,000 psi BOP installation, the Deepwater Atlas will commence the second phase of the project – the well completion program. This phase is expected to last approximately 275 days and contribute approximately $125 million of contract drilling revenue.

“This is a significant milestone for Transocean, BOE and the Shenandoah partners, as we jointly venture into this new frontier of ultra-deepwater drilling,” said President and Chief Executive Officer, Jeremy Thigpen. “We are extremely pleased to have secured the maiden contract for the Deepwater Atlas; the first of our two 8th generation ultra-deepwater drillships that will enter the market in 2022, both of which will be outfitted for 20,000 psi ultra-deepwater well operations. We are very encouraged by the growing list, across multiple customers, of 20,000 psi opportunities in the U.S. Gulf of Mexico. And, with the only two assets in the world specifically designed to maximize efficiencies for 20,000 psi well completions, we are the undisputed market leader in this space, and thus excited about the future prospects for these state-of-the art assets.”

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. Transocean specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 37 mobile offshore drilling units, including 27 ultra-deepwater floaters and 10 harsh environment floaters. In addition, Transocean is constructing two ultra-deepwater drillships

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2020, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

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Lexington May

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Media Contact:

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